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                                                                   EXHIBIT T-1.7


                                BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM OMB NUMBER: 7100-003
                                FEDERAL DEPOSIT INSURANCE CORPORATION
                                OMB NUMBER: 3064-005
                                OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                EXPIRES MARCH 31, 2002

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
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                                                         PLEASE REFER TO PAGE I,
                                                         TABLE OF CONTENTS, FOR
                                                         THE REQUIRED DISCLOSURE
                                                         OF ESTIMATED BURDEN.
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CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF
$100 MILLION OR MORE BUT LESS THAN $300 MILLION - FFIEC 033

REPORT AT THE CLOSE OF BUSINESS JUNE 30, 1999                         19990630
                                                                     (RCRI 9999)

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This report is required by law: 12 U.S.C. Section 324 (State       This report form is to be filed by banks with domestic offices
member banks); 12 U.S.C. Section 1817 (State nonmember banks);     only. Banks with foreign offices (as defined in the instructions)
and 12 U.S.C. Section 161 (National banks).                        must file FFIEC 031.

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NOTE: The Reports of Condition and Income must be signed           The Reports of Condition and Income are to be prepared in
by an authorized officer and the Report of Condition must be       Accordance with Federal regulatory authority instructions.
attested to by not less than two directors (trustees) for
State nonmember banks and three directors for State member
and national Banks.

I, Alfred B. Childs, Managing Director                             We, the undersigned directors (trustees), attest to the
------------------------------------------------------------       correctness of the Report of Condition (including the supporting
Name and Title of Officer Authorized to Sign Report                schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is trust and
                                                                   correct.

Of the named bank do hereby declare that the Reports of
Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the
instructions issued y the appropriate Federal regulatory
authority and are true to the best of my knowledge.                /s/ Stuart M. Pearman
                                                                   -----------------------------------------------------------------
                                                                   Director (Trustee)

/s/ Alfred B. Childs                                               /s/ J.T. More, Jr.
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Signature of Officer Authorized to Sign Report                     Director (Trustee)

July 21, 1999                                                      /s/ Peter J. Denker
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Date of Signature                                                  Director (Trustee)


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SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income                 (if other than EDS) must transmit the bank's computer
either:                                                                    data file to EDS.

(a)  in electronic form and then file the computer data file               For electronic filing assistance, contact EDS Call Report
     directly with the banking agencies' collection agent,                 Services, 2150 N. Prospect Ave., Milwaukee, WI 53202,
     Electronic Data Systems Corporation (EDS), by modem or on             telephone (800) 255-1571.
     computer diskette; or

(b)  in hard-copy (paper) form and arrange for another party to            To fulfill the signature and attestation requirement for
     convert the paper report to electronic form. That party               the Reports of Condition and Income for this report date,
                                                                           attach this signature page (or a photocopy or a
                                                                           computer-generated version of this page) to the hard-copy
                                                                           record of the completed report that the bank places in
                                                                           its files.

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FDIC Certificate Number:       33217                                       U.S. TRUST COMPANY OF TEXAS, N.A.
                            (RCRI 9050)                                    ---------------------------------------------------------
                                                                           Legal Title of Bank (TEXT 9010)

                                                                           DALLAS
                                                                           ---------------------------------------------------------
                                                                           City (TEXT 9130)

                                                                           TX                                     75201
                                                                           ---------------------------------------------------------
                                                                           State Abbrev. (TEXT 9200)            Zip Code (TEXT 9220)


Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency
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U.S. TRUST COMPANY OF TEXAS, N.A.               Call Date: 06/30/1999                   State #: 48-6797                  FFIEC 033
2001 ROSS AVENUE, SUITE 2700                    Vendor ID: D                             Cert #: 33217                       RC-1
DALLAS, TX  75201                               Transit #: 11101765

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CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1999

All Schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET
                                                                          C200<-

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
                                                                                          Dollar Amounts In Thousands
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
ASSETS

  1.  Cash and balances due from depository institutions (from Schedule RC-A):                        RCON
                                                                                                      ----
      a.  Noninterest-bearing balances and currency and coin (1)..................................    0081      1,344       1.a
      b.  Interest-bearing balances (2)...........................................................    0071      1,565       1.b

  2.  Securities:

      a.  Held-to-maturity securities (from Schedule RC-B, Column A)..............................    1754          0       2.a
      b.  Available-for-sale securities (from Schedule RC-B, column D)............................    1773    129,935       2.b

  3.  Federal funds sold and securities purchased under agreements to resell                          1350     10,000       3.

  4.  Loans and lease financing receivables:                                        RCON
                                                                                    ----
      a.  Loans and leases, net of unearned income (from Schedule RC-C).........    2122    26,398                          4.a
      b.  LESS:  Allowance for loan and lease losses............................    3123       260                          4.b
      c.  LESS:  Allocated transfer risk reserve................................    3128         0                          4.c
      d.  Loans and leases, net of unearned income, allowance, and reserve (item                      RCON
          4.a                                                                                         ----
          minus 4.b and 4.c)......................................................................    2125     26,138       4.d

  5.  Trading assets..............................................................................    3545          0       5.

  6.  Premises and fixed assets (including capitalized leases)....................................    2145        897       6.

  7.  Other real estate owned (from Schedule RC-M)................................................    2150          0       7.

  8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)....    2130          0       8.

  9.  Customers' liability to this bank on acceptances outstanding................................    2155          0       9.

 10.  Intangible assets (from Schedule RC-M)......................................................    2143      1,917      10.

 11.  Other assets (from Schedule RC-F)...........................................................    2160      3,195      11.

 12.  Total assets (sum of items 1 through 11)....................................................    2170    174,991      12.

      (1)  Includes cash items in process of collection and unposted debits.

      (2)  Includes time certificates of deposit not held for trading.
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
U.S. TRUST COMPANY OF TEXAS, N.A.               Call Date: 06/30/1999                   State #: 48-6797                  FFIEC 033
2001 ROSS AVENUE, SUITE 2700                    Vendor ID: D                             Cert #: 33217                       RC-1
DALLAS, TX  75201                               Transit #: 11101765

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SCHEDULE RC - CONTINUED

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
                                                                                          Dollar Amounts In Thousands
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
LIABILITES

13.  Deposits:                                                                                        RCON
                                                                                                      ----
     a. In domestic offices (sum of totals of columns A and C From Schedule RC-E)   RCON              2200      151,940     13.a
                                                                                    ----
         (1) Noninterest-bearing (1).............................................   6631     15,512                         13.a.1
         (2) Interest-bearing....................................................   6636    136,428                         13.a.2

     b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs

         (1) Noninterest-bearing.................................................
         (2) Interest-bearing....................................................                     RCON
                                                                                                      ----

14.  Federal funds purchased and securities sold under agreements to repurchase...................    2800            0     14

15.  a.  Demand notes issued to the U.S. Treasury.................................................    2840            0     15.a

     b.  Trading liabilities......................................................................    3548            0     15.b

16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

       a.  With a remaining maturity of one year or less..........................................    2332            0     16.a

       b.  With a remaining maturity of more than one year through three years....................    A547        2,000     16.b

       c.  With a remaining maturity of more than three years.....................................    A548        1,000     16.c

17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding.....................................    2920            0     18

19.  Subordinated notes and debentures (2)........................................................    3200            0     19

20.  Other liabilities (from Schedule RC-G).......................................................    2930        2,275     20

21.  Total liabilities (sum of items 13 through 20)...............................................    2948      157,215     21

22.  Not applicable

EQUITY CAPITAL                                                                                        RCON
                                                                                                      ----
23.  Perpetual preferred stock and related surplus................................................    3838        4,000     23

24.  Common stock.................................................................................    3230          500     24

25.  Surplus (exclude all surplus related to preferred stock).....................................    3839        8,384     25

26.  a.  Undivided profits and capital reserves...................................................    3632        5,382     26.a

     b.  Net unrealized holding gains (losses) on available-for-sale securities...................    8434         (490)    26.b

     c.  ACCUMULATED NET GAINS (LOSSES ON CASH FLOW HEDGES).......................................    4336            0     26.c

27. Cumulative foreign currency translation adjustments...........................................

28.  Total equity capital (sum of items 23 through 27)............................................    3210       17,776     28

29.  Total liabilities and equity capital (sum of items 21 and 28)................................    3300      174,991     29

MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the at the right, the number of the statement below that best
     describes the most comprehensive level of auditing work performed for the                               NUMBER
     bank by independent external auditors as of any date during                                             ------
     1998............................................................................                 6724     N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4  = Directors' examination of the bank performed by other external auditors
     (may be required by state chartering authority)

5  = Review of the bank's financial statements by external auditors 6 =
     Compilation of the bank's financial statements by external auditors 7 = Other audit procedures (excluding tax preparation work)

8  = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)  Includes limited-life preferred stock and related surplus.
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